Exhibit 23.2(a)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Audio Book Club, Inc.:


We consent to the use of our report dated March 13, 1998, related to the financial statements of Audio Book Club, Inc. as of December 31, 1997 and for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                                 /s/ KPMG LLP

New York, New York
July 26, 1999


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